Exhibit 10.1



                                 EMPLOYMENT AND

                            NON-COMPETITION AGREEMENT



                                 BY AND BETWEEN



                                NICHOLAS A. COCCO



                                       AND



                          MIDNIGHT HOLDINGS GROUP, INC
                          AND ITS SUBSIDIARY COMPANIES

                                   EMPLOYMENT
                          AND NON-COMPETITION AGREEMENT

         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT (the "Agreement"), is made and entered into as of January 12, 2007 (the "Effective Date"), by and between Midnight Holdings Group, Inc, a Delaware corporation and its Subsidiaries (the "Company"), and Nicholas A. Cocco ("Executive").

                              PRELIMINARY RECITALS:

                 A. Executive is the current President and Chief Executive Officer of the Company and has extensive knowledge and a unique understanding of the operation of the Company's business.

                 B. Company wishes to employ Executive and Executive wishes to continue his employment with the Company on the following terms.

         NOW, THEREFORE, in consideration of the premises and mutual covenants of the parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1. EMPLOYMENT.

                    1.1 ENGAGEMENT OF EXECUTIVE. The Company agrees to employ Executive and Executive agrees to accept employment as the President and Chief Executive Officer of the company, all in accordance with the terms and conditions of this Agreement.

                    1.2 DUTIES AND POWERS. During the Employment Period, Executive will serve as the Company's President and Chief Executive Officer, will have such responsibilities, duties and authorities, and will render such services of an executive and administrative character or act in such other executive capacity for the Company and its affiliates as the Company's board of directors (the "Board") shall from time to time direct, which duties and responsibilities shall be consistent with those held by Executive previously. Executive shall devote his best efforts, energies and abilities and his full business time, skill and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company. Executive acknowledges that his duties and responsibilities will require his full-time business efforts and agrees that during the Employment Period he will not engage in any other business activity or have any business pursuits or interests which materially interfere or conflict with the performance of Executive's duties hereunder, provided, that nothing in this
Section 1.2 shall be deemed to prohibit Executive from making Permitted Investments (as hereinafter defined).

                    1.3 EMPLOYMENT PERIOD. Executive's employment under this Agreement shall begin on the date hereof and shall continue through and until the third anniversary of the date hereof (the "Initial Period") unless extended as provided in this Section 1.3. This Agreement shall be automatically extended for additional consecutive one (1) year periods ("Renewal Periods") unless either party delivers to the other party written notice of such party's election not to renew this Agreement at least ninety (90) days prior to the expiration of the Initial Period or any Renewal Periods. The Initial Period and the Renewal Periods are


                    Employment Agreement - Nicholas A. Cocco hereinafter referred to collectively as the "Employment Period." Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Section 1.4 and Section 1.5 below.

                    1.4 TERMINATION BY THE COMPANY. The Company has the right to terminate Executive's employment under this Agreement, by notice to Executive in writing at any time, (i) for Good Cause (as hereinafter defined), (ii) due to the death or Total Disability (as hereinafter defined) of Executive and/or (iii) Termination Without Cause Pursuant To A Merger (as hereinafter defined). Any such termination shall be effective upon the date of service of such notice pursuant to Section 13. As used herein, "Good Cause" means the occurrence of any of the following events:

                        (a) the failure of Executive to perform his duties or comply with reasonable directions of the Board which continues for a period of thirty (30) days after the Board has given written notice to Executive specifying in reasonable detail the manner in which Executive has failed to perform such duties or comply with such directions;

                        (b) the determination by the Board in the exercise of its reasonable judgment that Executive has committed an act or acts constituting
(i) a felony, (ii) dishonesty with respect to the Company, or (iii) fraud with respect to the Company;

                        (c) the determination by the Board in the exercise of its reasonable judgment that Executive suffers from habitual alcohol or drug abuse that adversely affects his performance hereunder;

                        (d) a material breach by Executive of any of the terms and conditions of this Agreement; or

                        (e) Executive's gross negligence or willful misconduct in the performance of his duties hereunder.

                 Executive shall be deemed to have a "Total Disability" for purposes of this Agreement if he is unable to perform, by reason of physical or mental incapacity, his duties or obligations under this Agreement, for a total period of ninety (90) consecutive or one hundred sixty (160) cumulative days in any three hundred sixty (360) day period and such incapacity is continuing on the date of notice of termination. The Board shall determine, according to the facts then available and based upon the opinion provided to the Board by Executive's personal physician, whether and when the Total Disability of the
Executive  has  occurred.   Such   determination   shall  not  be  arbitrary  or
unreasonable.

                    1.5 TERMINATION BY EXECUTIVE. Executive has the right to terminate his employment under this Agreement upon ninety (90) days prior written notice to the Company.

                 2. COMPENSATION AND BENEFITS.

                    2.1 BASE COMPENSATION. During the Employment Period, the Company will pay Executive a base salary at a rate of TWO HUNDRED SEVENTY-FIVE THOUSAND ($275,000) Dollars for the first year of the Employment Period; THREE


                    Employment Agreement - Nicholas A. Cocco
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HUNDRED  FIFTY-FIVE  THOUSAND  ($355,000)  for the second year of the Employment
Period; and THREE HUNDRED NINETY-FIVE THOUSAND ($395,000) per annum from the third year forward (the "Base Salary"). Base Salary shall be payable in equal installments and in accordance with the Company's regular payroll policy for salaried employees. Additionally, Executive's Base Salary shall be subject to review annually by the Company's Board of Directors and may be increased (but not decreased) based on: (a) salaries being paid to executives at companies
comparable  to  the  Company,   and  (b)  achievement  of  gross  sales  targets
established by the Board of Directors.

                    2.2 BONUS COMPENSATION AND STOCK OPTIONS. In addition to his Base Salary, during the Employment Period, Executive may receive annual cash bonuses and a Stock Option (as hereinafter defined) in such amount as determined by the Board in its reasonable discretion. So long as Executive remains employed with the Company, Executive shall be entitled to receive the following bonuses:

                           (i)  DISCRETIONARY  BONUS.  The Board of Directors in
its sole discretion may award cash bonuses to Executive for each fiscal year during the employment term.

                           (ii)  MINIMUM  BONUS.  For  the  fiscal  year  ending
December 31, 2007, if the Company has Overall System Wide Sales (as hereinafter defined) of at least $5,800,000, then the Executive shall be entitled to (in addition to other cash bonuses under this Agreement) a cash bonus equal to fifty percent (50%) of his Base Salary.

                           (iii) ADDITIONAL BONUSES. Executive shall be entitled
to (in addition to other cash bonuses under this Agreement) a cash bonus of an additional fifty percent (50%) of his Base Salary, if each of the following objectives are met by the Company by the end of fiscal year ending December 31, 2007:

                                    (A)  Establish   new  and/or   maintain  the
relationships necessary to finance the current operations of the company; and,

                                    (B)  Increase  the  number of All Night Auto
branded facility operations by a minimum of 30%; and,

                                    (C) Increase  Overall System Wide Sales by a
minimum of 25%

         "Overall System Wide Sales" shall mean that amount as determined by the Company representing the combined sales of the Company and corporate retail and service centers operating within the fiscal year.

                           (iv) EXTRA  BONUS.  In addition  to the cash  bonuses
described in clauses (ii) and (iii) above, Executive shall be entitled to (in addition to other cash bonuses under this Agreement) earn an additional bonus equal to twenty-five percent (25%) of his Base Salary, if the Company by the end of fiscal year ending December 31, 2007 meets the following objectives:

                                    (A) Increase  Midnight  Holdings Group Gross
Revenue (as hereinafter defined) by at least 20%; and,



                    Employment Agreement - Nicholas A. Cocco
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                                    (B) Increase  Midnight Auto Franchise  Corp.
Revenues (as hereinafter defined) by at least 15%.

                  "Gross Revenues" shall mean the revenues earned by the Company during the fiscal year ending December 31, 2007, as computed by the Company's outside auditors.

                  "Midnight Auto Franchise Corp. Revenues" shall mean the gross revenues earned by Midnight Auto Franchise Corp. during the year fiscal ended December 31, 2007, as computed by the Company's outside auditors.

                           (v) Cash bonuses for fiscal years ending December 31,
2008 and December 31, 2009 shall be based upon certain financial and business milestones as established by the Board (or committee thereof) after consultation with the Executive prior to each anniversary of the Effective Date.

                           (vi)  GENERAL  BONUS  PROGRAM.  If the Company  shall
adopt a bonus program or any other form of profit-sharing participation for senior executive officers of the Company, Executive shall be eligible to participate in such program as authorized by the Board, in its sole discretion.

                  (c) STOCK OPTIONS. Upon the signing of the Employment Agreement, the Company shall grant Executive an option (the "Stock Option") to acquire shares of Common Stock in an aggregate amount equal to _____ percent (__%) of the Company's issued and outstanding stock (computed on a fully diluted basis) as of the date of this Agreement. The Stock Option shall be governed by the Company's then effective stock option plan and shall vest, if at all, in equal proportions over the Initial Period, subject in each case to the provisions of Section 2.3 below. The Stock Option shall be exercisable for 5 years and shall have an exercise price of 110% of the fair market value per share. In connection with such grant, the Executive shall enter into the Company's standard stock option agreement which will incorporate the foregoing vesting schedule and the Stock Option related provisions contained in Section
2.3 below. Notwithstanding anything to the contrary in this Agreement, the Stock Option may not be assigned or otherwise transferred by Executive.

                  (d) VEHICLE. The Company shall provide to Executive a Company-owned or leased vehicle suitable and appropriate for Executive to perform his duties hereunder, and Executive shall be permitted to use such vehicle for personal use so long as it is not used for any purpose that violates applicable law or is detrimental to the Company. In lieu of the foregoing, but only with the consent of Executive, the Company may pay an automobile allowance to Executive in an amount sufficient to meet its obligations in this Section 4(d).

                  (e) EMPLOYEE BENEFIT PLANS. Executive shall be entitled to participate in all pension, 401(k), retirement, life, health insurance and disability insurance currently provided to Executive, hospitalization, major medical and other employee benefit plans and arrangements, if any (as in effect and as amended from time to time), to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, generally made available by the Company to executive level employees, subject to an on a basis consistent with the terms, rules and regulations, conditions and overall administration of such plans and arrangements.


                    Employment Agreement - Nicholas A. Cocco

                  (f) VACATION. Executive shall be entitled to 20 Business Days of paid vacation time in accordance with the policies of the Company applicable to executive officers of the Company (in addition to any posted national, religious or local holidays observed by the Company).

                  (g) INDEMNIFICATION FOR PERSONAL GUARANTEES. As an executive of the company, it is understood that personal guarantees may need to be provided by the Executive to various customers, clients, vendors, suppliers and others (each, a "Guaranteed Party" and collectively, the "Guaranteed Parties") in order to induce such Guaranteed Parties to initiate or to continue (i) relations with the Company, (ii) services for the Company, and/or (iii) credit to or from the Company. Such personal guarantees are considered normal and customary and as such, require that the Company provide the Executive with full and complete indemnification. Under no condition shall the Executive be held liable for such personal guarantees made to Guaranteed Parties on behalf of the Company, and the Company hereby indemnifies and holds Executive harmless from and against any losses, claims, damages or liabilities to which the Executive may become subject under such personal guarantees provided by the Executive to any Guaranteed Party insofar as such loses, claims damages or liabilities arise out of a personal guarantee provided to such Guaranteed Party by the Executive. Further, should the Executive's Employment with the Company be terminated by the Company for any reason, or, should the Executive leave the employment of the Company for any reason, the Company shall immediately cause all Guaranteed Parties to who the Executive provided personal guarantees to release the Executive from such personal guarantees.

                 2.3 COMPENSATION AFTER TERMINATION.

                     (a) If the Employment Period is terminated (i) by the Company for Good Cause, (ii) by Executive upon proper notice or (iii) upon expiration of the Employment Period, then the Company shall have no further obligations hereunder or otherwise with respect to Executive's employment from and after the termination or expiration date (except payment of Executive's Base Salary accrued through the date of termination, Stock Options that have vested through the date of the Executive's termination and any other accrued and unpaid benefits, if any), and the Company shall continue to have all other rights available hereunder (including without limitation, all rights under Section 3 at law or in equity).

                     (b) If the Employment Period is terminated by the Company without Good Cause, the Executive shall be entitled to receive:

                         (i)  Executive's  Base Salary for the  remainder of the
remainder of any Initial Period or then current Renewal Period to be paid in the same manner as if Executive had remained employed with the Company;

                         (ii)  Executive's  employee benefit plans (as described
Section 2.2(e) above) for the remainder of any Initial Period or then current Renewal Period to be maintained in the same manner as if Executive had remained employed with the Company;



                    Employment Agreement - Nicholas A. Cocco

                         (iii) An amount  equal to  Executive's  Base Salary for
three (3) months to be paid in cash, in full, within thirty (30) days of the effective date of Executive's termination; and

                         (iv)  All  Stock  Options  that are  scheduled  to vest
during the Initial Period shall be accelerated and deemed to have vested as of the date of the Executive's termination without Good Cause. Stock Options that have vested (or been deemed pursuant to this Section 2.3(b)(iv) to have vested) as of the date of such termination shall remain exercisable for a period of ninety (90) days.

                  (c) If the Employment Period is terminated by reason of Executive's death or Total Disability, Executive shall be entitled to receive Executive's Base Salary accrued through the date of death or Total Disability and for the six-month period immediately following the date of death or Total Disability as well as any other accrued and unpaid benefits. All Stock Options that are scheduled to vest on the next succeeding anniversary of the Effective Date shall be accelerated and deemed to have vested as of the date of the Executive's death or Total Disability. Stock Options that have vested (or been deemed pursuant to this Section 2.3(c) to have vested) as of the Executive's death or Total Disability shall remain exercisable for one year following such date. All Stock Options that have not vested (or been deemed pursuant to this Section 2.4(c) to have vested) as of the date of the Executive's death or Disability shall be forfeited to the Company as of such date.

                  (d) If the Employment Period is terminated by the Company by reason of a Termination Without Cause Pursuant to Merger (as hereinafter defined), Executive shall be entitled to receive:

                         (i) All Stock Options that are scheduled to vest during
the Initial Period shall be accelerated and deemed to have vested as of the date of the Executive's Termination Without Cause Pursuant to Merger. Stock Options that have vested (or been deemed pursuant to this Section 2.3(d)(i) to have vested) as of the date of such termination shall remain exercisable for a period of ninety (90) days.

                         (ii)  Executives'  base  salary  through  the  date  of
termination and for a period of six-months thereafter; and

                         (iii) An amount  equal to the pro rata  portion  (based
upon a 365 day year) of any cash bonuses which Executive is entitled to receive hereunder, if any.

         "Termination Without Cause Pursuant to Merger" means a termination of Executive's employment with the Company as a result of a transaction or series of related transactions in which (i) immediately following the transaction more than eighty (80%) percent of the voting stock of the Company is transferred or issued to, or acquired by, persons or entities who are neither the current holders (nor any of their affiliates) of voting stock of the Company as of the date hereof, (ii) there is a sale or other disposition of all or substantially all of the assets of the Company other than to an affiliate of the Company, or
(iii) the separate existence of the Company ceases.

                  (e) Except as set forth in this Section 2.3, the Company shall have no other obligations hereunder or otherwise with respect to Executive's employment from


                    Employment Agreement - Nicholas A. Cocco and after the termination or expiration date, and the Company shall continue to have all other rights available hereunder (including, without limitation, all rights under Section 3 at law or in equity).

                 2.4 PROFIT SHARING, PENSION AND SALARY DEFERRAL BENEFITS. During the Employment Period, Executive shall be entitled to participate in or accrue benefits under any pension, stock option, salary deferral or profit sharing plan now existing or hereafter created for employees of the Company upon terms and conditions equivalent to those which the Company may provide for other key management employees.

                 2.5 REIMBURSEMENT OF BUSINESS EXPENSES. The Company shall reimburse Executive for all reasonable, ordinary and necessary travel, entertainment, meal and lodging expenses incurred by him on behalf of the Company during the term of his employment. Executive shall provide the Board of Directors of the Company with itemized accounts, receipts, and other documentation for expenses for which he seeks reimbursement, as reasonably required by the Board.

                 2.6 TAXES, ETC. All compensation payable to Executive hereunder is stated in gross amount and shall be subject to all applicable withholding taxes, other normal payroll deductions and any other amounts required by law to be withheld.

           3. COVENANT NOT TO COMPETE; CONFLICTS OF INTEREST; INVENTIONS.

                 3.1 EXECUTIVE'S ACKNOWLEDGMENT. Executive agrees and acknowledges that in order to assure the Company that it will build, maintain and retain its value and that of the Company's business as a going concern, it is necessary that Executive undertake not to use his special knowledge of the Company's business and his relationships with customers and suppliers to compete with the Company in the manner prohibited hereby. Executive further acknowledges that:

                       (a) as of the date hereof, the Company is engaged in the business of automotive retail and services distribution;

                       (b) Executive has occupied a position of trust and confidence with the Company prior to the date of this Agreement and, during such period of Executive's employment under this Agreement, Executive has become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company and the Company's business;

                       (c)  the  agreements  and  covenants  contained  in  this
Section 3 are essential to protect the Company and the goodwill of the Company's business; and

                       (d) Executive's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement.

                 3.2 NON-COMPETE. Executive hereby agrees that for a period commencing on the date hereof and ending one (1) year following the termination of his


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

employment with the Company (the "Restricted Period"), he will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the automotive repair business, or the sale of automotive aftermarket parts or accessories (the "Business") anywhere within the continental United States, Alaska or Hawaii (the "Territory"); PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent Executive from investing in the stock or other securities of any competing corporation or entity listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not actively involved in the business of said corporation or entity and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of five (5%) percent of the stock of such corporation ("Permitted Investments"). Executive acknowledges and agrees that (i) the Company is building a nationwide network of automotive repair centers and retail stores focused on the automotive aftermarket and automotive accessories segments; (ii) the Company is continuously investigating potential new geographic markets in which to introduce its business model; and (iii) in light of (i) and (ii), the covenant against competition provided for pursuant to this
Section 3.2 is reasonable with respect to its scope, the Restricted Period, and the Territory.

                 3.3 BLUE-PENCIL. If any court of competent jurisdiction shall at any time deem the Restricted Period too long, the scope or the Business too broad, or the Territory too extensive, the other provisions of this Section 3 shall nevertheless stand, the Restricted Period shall be deemed to be the longest period permissible by law under the circumstances, the scope of the Business shall be deemed to be the broadest scope permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the Restricted Period, scope and/or Territory to permissible duration or size.

                 3.4 CONFLICTS OF INTEREST. While employed by the Company, Executive shall not, directly or indirectly, unless approved in writing by the Company's Board of Directors, which approval may be granted or withheld in its sole discretion:

                       (a) participate in any way in the benefits of transactions between the Company and its suppliers or customers or have personal financial transactions with any of the Company's suppliers or customers, including, without limitation, having a financial interest in the Company's suppliers or customers, or making loans to, or receiving loans from, the Company's suppliers or customers;

                       (b) realize the personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with Executive's employment with the Company for the Executive's personal advantage or gain; or

                       (c) accept any offer to serve as an officer, director, partner, consultant, agent or manager with, or to be employed in a technical or sales capacity by, a person or entity which does business with the Company.



                    Employment Agreement - Nicholas A. Cocco
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                3.5    INVENTIONS.

                       (a) The Executive agrees that all inventions, discoveries, improvements and patentable or copyrightable works ("INVENTIONS") initiated, conceived or made by him, either alone or in conjunction with others, during the Employment Period shall be the sole property of the Company to the maximum extent permitted by applicable law and, to the extent permitted by law, shall be "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section 101). The Company shall be the sole owner of all patents, copyrights, trade secret rights, and other intellectual property or other rights in connection therewith. The Executive hereby assigns to the Company all right, title and interest he may have or acquire in all such Inventions; provided, however, that the Board may in its sole discretion agree to waive the Company's rights pursuant to this Section 3.5 with respect to any Invention that is not directly or indirectly related to the Company's business.

                       The Executive further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on such Inventions in any and all countries, and to that end the Executive will execute all documents necessary:

                                 (i) to apply  for,  obtain and vest in the name
of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                                 (ii) to defend any  opposition  proceedings  in
respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

                       (b) The Executive acknowledges that while performing the services under this Agreement the Executive may locate, identify and/or evaluate patented or patentable inventions having commercial potential in the fields of automotive repair or retail sales of automotive aftermarket products and other fields which may be of potential interest to the Company or one of its affiliates (the "THIRD PARTY INVENTIONS"). The Executive understands, acknowledges and agrees that all rights to, interests in or opportunities regarding, all Third-Party Inventions identified by the Company, any of its affiliates or either of the foregoing persons' officers, directors, employees (including the Executive), agents or consultants during the Employment Period shall be and remain the sole and exclusive property of the Company or such affiliate and the Executive shall have no rights whatsoever to such Third-Party Inventions and will not pursue for himself or for others any transaction relating to the Third-Party Inventions which is not on behalf of the Company unless the Company has expressly abandoned its interest in such Third Party Inventions in writing.

                       (c) The Executive agrees that he will promptly disclose to the Company, or any persons designated by the Company, all improvements, Inventions made or conceived or reduced to practice, either alone or jointly with others, during the Employment Period.



                    Employment Agreement - Nicholas A. Cocco

         4. CONFIDENTIAL INFORMATION. During the term of this Agreement and continuously thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Board, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information, except as may be necessary to carry out his duties hereunder or as may legally be required. As used in this Section 4, "Confidential Information" shall mean any information relating to the business or affairs of the Company or the Business, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

         5. INTERFERENCE WITH RELATIONSHIPS. During the Restricted Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity without the prior written consent of the Company (i) employ or engage, recruit or solicit for employment or engagement, any person who is (or was within six months of the date such employment, engagement or solicitation commences or occurs, as the case may be) employed or engaged by the Company, or otherwise seek to influence or alter any such person's relationship with the Company, or (ii) solicit or encourage any present or future customer or supplier of the Company to terminate or otherwise alter his, her or its relationship with the Company.

     6. EFFECT ON TERMINATION. If the Company or the Executive should terminate Executive's employment pursuant to Section 1 above for any reason, then, notwithstanding such termination, those provisions contained in Section 2.3, 3, 4, 5, 6,7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 hereof shall remain in full force and effect for the duration of the Restricted Period.

         7. REMEDIES. Executive acknowledges and agrees that the covenants set forth in Section 3, 4, and 5 of this Agreement (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of the Restrictive Covenants, and that in the event of Executive's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to seek immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In the event of a breach by the Company hereunder, Executive shall be entitled to pursue all remedies available to him, whether at law or in equity (including specific performance), any and all of which may be cumulative and which are not exclusive.


                    Employment Agreement - Nicholas A. Cocco

         8. INCOME TAX TREATMENT. Executive and the Company acknowledge that it is the intention of the Company to deduct all amounts paid under Section 2 hereof as ordinary and necessary business expenses for income tax purposes. Executive agrees and represents that he will treat all amounts paid hereunder as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys' and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

         9. ASSIGNMENT. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

         10. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         11.   COUNTERPARTS.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         12. DESCRIPTIVE HEADINGS: INTERPRETATION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         13. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iii) transmitted by telecopy to the recipient with a confirmation copy to follow the next day to be delivered by overnight carrier. Such notices, demands and other communications shall be sent to the addresses indicated below:

                              (a)   If to Executive:

                              Nicholas A. Cocco
                              22 Evergreen
                              Harrison Township, MI 48045

                              (b)   If to the Company:

                              Richard D. Pulford
                              Board of Directors
                              8355 Tamarron Drive
                              Commerce Township, MI  48382



                    Employment Agreement - Nicholas A. Cocco or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three days after the date of mailing if sent by certified or registered mail, (y) one day after the date of delivery to the overnight courier if sent by overnight courier or (z) the next business day after the date of transmittal by telecopy.

         14. PREAMBLE; PRELIMINARY RECITALS. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

         15. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement sets forth the entire understanding of the parties, and supersedes and preempts all prior oral or written understandings and agreements, with respect to the subject matter hereof.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Michigan, without giving effect to provisions thereof regarding conflict of laws.

         17. SUBSIDIARIES OF COMPANY. Midnight Holdings Group, Inc. hereby causes its subsidiaries to be co-obligors with it under this Employment Agreement.

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                    Employment Agreement - Nicholas A. Cocco

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         COMPANY:

                                         MIDNIGHT HOLDINGS GROUP, INC.



                                     By:
                                         ---------------------------------------
                                         Richard D. Pulford

                                         Its: Directors





                                         EXECUTIVE:





                                         ---------------------------------------
                                         Nicholas A. Cocco

















                    Employment Agreement - Nicholas A. Cocco